Exhibit 4.26

CERTAIN INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

This letter agreement is made and entered into on February 17th, 2021 (the “Letter Agreement”)

by and between:	Liminal BioSciences Inc. (formerly known as Prometic Life Sciences Inc.), having its registered office located at 440, boul. Armand-Frappier, suite 300, Laval, Canada, H7V 4B4;

(hereinafter called “Licensor”)

and	Licensor’s Affiliates named in Exhibit A attached hereto;

and	Hematech Biotherapeutics Inc., a corporation existing under the laws of Taiwan, having a place of business located at 18F-1, No.76, Sec. 2, Dunhua S. Rd., Da-an Dist., Taipei City 106, Taiwan;

(hereinafter called “Licensee”)

Licensor and Licensee are hereinafter individually referred to as “Party” and collectively referred to as “Parties”.

Whereas Licensor and Licensee entered into an Amended and Restated License Agreement PPPS Process on May 7th, 2012, as amended on December 16th, 2016 (the (“Amendment”) (collectively, the “License Agreement”);

Whereas Licensor and Licensee entered into an Amended and Restated Contract Manufacturing Agreement on May 7th, 2012 (the “CMO Agreement”);

WHEREAS the Parties hereby agree to terminate the License Agreement, the CMO Agreement and any and all related agreements entered into by the Parties (collectively referred to as the “Agreements”); and to release and discharge each other of any and all obligations and liabilities under the Agreements subject to the terms and conditions of this Letter Agreement.

Now, Therefore, for good and valuable consideration, the Parties hereby agree as follows:

1.

Notwithstanding any terms of the License Agreement to the contrary, the Parties hereby agree that to repeal payment schedule included in Section 3(d) of the Amendment and to replace with the payment schedule as outlined herein:

•	A first payment in the amount of [***] to be paid immediately upon signature of this Letter Agreement (the “First Payment”);

•	Five monthly payments in the amount of [***] each, payable on or before the 15th day of the month starting as of March 2021 (the “Monthly Payments”);
•

A final payment in the amount of [***] plus the accumulated interest on the unpaid portion of the total [***] payment due under the License Agreement (applying the interest rate as provided in Section 6.5 of the Agreement) (the “Final Payment”) due no later than August 15th, 2021 (the “Termination Date”). The First Payment, the Monthly Payments and the Final Payment are collectively hereinafter referred to as the “Payment”.

2.

The Parties agree that the Agreements will terminate as of the Termination Date upon receipt by Licensee of the Final Payment. Licensee hereby agrees to, and does hereby, fully release, discharge, waive and forgive all of the claims against, liabilities and obligations of the Licensor and its Affiliates under the Agreements as of the Termination Date and hereby releases Licensor of, from and with respect to any and all claims, debts, grievances, disputes, manner of actions, causes of action, suits, obligations, covenants, contracts, damages, dues, sums of money, accounts, controversies, agreements, claims, demands and liabilities of any nature or description whatsoever, in law or in equity related to the Agreements and the transactions undertaken in connection therewith, whether known or unknown, which Licensee and its affiliates, directors and officers have or ever had against the Licensor or any of its Affiliates, directors, officers, shareholders, and attorneys and agents.  Furthermore, the Parties hereby agree that all obligations of Licensor and its Affiliates under the Agreements have been indefeasibly satisfied as of the date first set forth above.

3.

This Letter Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof; and

4.	This Letter Agreement is governed by and shall be construed in accordance with the laws of England without giving effect to its choice or conflict of laws.

In witness whereof, the parties hereto have executed this Letter Agreement as of the date first above written.

Liminal BioSciences Inc.	Hematech Biotherapeutics Inc

/s/ Patrick Sartore/s/ Chi-Shean Chan

_____________________________________________________

Per:Patrick SartorePer:

President

Confidential

Prometic Biotherapeutics Inc.

/s/ Patrick Sartore

________________________

Per:Patrick Sartore

President

Prometic Biotherapeutics Ltd

/s/ Patrick Sartore

________________________

Per:Patrick Sartore

Director

Confidential

EXHIBIT A

PROMETIC BIOTHERAPEUTICS INC.

PROMETIC BIOTHERAPEUTICS LTD.

Confidential